  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2011

Great Spirits, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-52997	20-5572519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3107 Fall Creek Highway, Granbury, Texas	76049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (817) 326-0295

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to Great Spirits, Inc.’s (the “Registrant”) Current Report on Form 8-K originally filed on March 29, 2011 is being made to respond to certain comments received from the Staff of the Securities and Exchange Commission.

For convenience and ease of reference, the Registrant is filing this Form 8-K/A in its entirety with applicable changes.

Item 4.01.  Changes in Registrant’s Certifying Accountant

On February 1, 2011, the Board of Directors, as a result of the completion of the Registrant’s share exchange with Hallmark Human Resources, Inc., dismissed Ronald R. Chadwick, P.C. as our independent registered public accounting firm.  Ronald R. Chadwick, P.C. audited our financial statements for the fiscal years ended June 30, 2010 and 2009.  In its audit report dated September 17, 2010 for the years ended June 30, 2010 and 2009, included in our Annual Report on Form 10-K for the year ended June 30, 2010, the opinion of Ronald R. Chadwick, P.C. was qualified only as to the uncertainty of our ability to continue as a going concern.  In its audit report dated October 13, 2009,, for the year ended June 30, 2007, included in our Annual Report on Form 10-K for the year ended June 30, 2009, the opinion of Ronald R. Chadwick, P.C. was qualified only as to the uncertainty of our ability to continue as a going concern.  Except for the going concern qualifications described above, the reports did not contain an adverse opinion, disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope or accounting principles.

Our Board of Directors approved the dismissal of Ronald R. Chadwick, P.C. and there were no disagreements between us and Ronald R. Chadwick, P.C. on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two fiscal years ended June 30, 2010 and 2009 or any subsequent interim period through the date of dismissal.

There were no reportable events (as that term is used in Item 304(a)(1)(iv) and (v) of Regulation S-K) between us and Ronald R. Chadwick, P.C. that occurred during the two fiscal years ended June 30, 2010 and 2009 or any subsequent interim period through the date of dismissal.

On February 1, 2011 we engaged Pattillo, Brown & Hill, L.L.C. as our independent registered accounting firm.  The decision to engage Pattillo, Brown & Hill, L.L.C. was approved by our Board of Directors.  During the two most recent fiscal years ended June 30, 2010 and 2009 and through the date of engagement neither we, nor anyone on our behalf, consulted with Pattillo, Brown & Hill, L.L.C. regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Pattillo, Brown & Hill, L.L.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue;

      (ii)  any matter that was either the subject of disagreement or a reportable event.

We have attached a letter from Ronald R. Chadwick, P.C. addressed to the Securities and Exchange Commission stating that it agrees with the statements made in this report in regard to Ronald R. Chadwick, P.C.

Item 9.01          Financial Statements and Exhibits

16.1	Letter from Ronald R. Chadwick, P.C. to the United States Securities and Exchange Commission dated March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SPIRITS, INC.

Dated: March 31, 2011	By:	/s/ Thomas Willis

	Name:	Thomas Willis
	Title:	Chief Executive Officer